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As filed with the Securities and Exchange Commission on January 21, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UNITEDGLOBALCOM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4841	84-1602895
(State or Other Jurisdiction of Incorporation or Organization)	(Primary standard Industrial Classification Code Number)	(IRS Employer Identification Number)

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael T. Fries
Chief Executive Officer
UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

        Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-109496, 333-111286, 333-111539

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Proposed Maximum Amount of Registration Fee(3)

Class A Common Stock, $.01 par value per share	172,274,530	$1,220,140,605	$98,709

(1)
This Registration Statement relates to the registrant's Registration Statement on Form S-4 (Registration No. 333-109496), as amended and the registrant's Registration Statement filed pursuant to Rule 462(b) under the Securities Act on Form S-4MEF on December 17, 2003 (Registration No. 333-111286) and on December 23, 2003 (Registration No. 333-111539) (collectively, the "Prior Registration Statements"), and covers 40,000 additional shares of Class A common stock, par value $0.01 per share, of the registrant issuable in connection with the exchange offer for shares of UGC Europe, Inc. ("UGC Europe") common stock and the related short-form merger, based on the maximum number of shares of UGC Europe common stock that may be exchanged in the exchange offer and the merger (16,725,683 shares). The Prior Registration Statements registered 172,234,530 shares of the registrant's Class A common stock.

(2)
The proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statements ($1,219,834,662) is carried forward to this Registration Statement and an additional amount of securities, having a proposed maximum offering price of $305,943 is registered hereby. This additional amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act and is based on the market value of the additional shares of UGC Europe common stock to be received in the exchange offer and the merger, which is equal to the product of (i) $78.77 (the average of the high and low sale prices of UGC Europe common stock on December 18, 2003 on the Nasdaq National Market), and (ii) 3,884 (the additional number of shares of UGC Europe common stock to be acquired in the exchange offer or cancelled in the merger).

(3)
$71,284 of this fee has previously been paid in connection with the initial filing of the registrant's Registration Statement on Form S-4 (Registration No. 333-109496) on October 6, 2003. $26,805 of this fee was previously paid in connection with the Schedule TO/A filed by Europe Acquisition, Inc., a wholly-owned subsidiary of the registrant on November 13, 2003. $213 of this fee was previously paid in connection with the filing of the registrant's Registration Statement on Form S-4MEF (Registration No. 333-111286) on December 17, 2003. $383 of this fee was previously paid in connection with the filing of the registrant's Registration Statement on Form S-4MEF (Registration No. 333-111539) on December 23, 2003. Accordingly, a registration fee of $24 is due in connection with this filing.

EXPLANATORY NOTE

        This Registration Statement is being filed by UnitedGlobalCom, Inc., or "United," pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 40,000 shares of Class A common stock, par value $0.01 per share of United, in connection with United's offer to exchange 10.3 shares of its Class A common stock for all of the outstanding shares of common stock of UGC Europe, Inc., or "UGC Europe," not owned by United or its subsidiaries and a "short-form" merger between United's wholly-owned subsidiary, Europe Acquisition, Inc., and UGC Europe, which occurred on December 19, 2003 upon successful completion of the exchange offer.

        United previously registered a total of 172,234,530 shares of its Class A common stock in connection with the exchange offer and merger by means of a currently effective Registration Statement on Form S-4, as amended (Registration No. 333-109496), which was declared effective by the Securities and Exchange Commission on Friday, December 12, 2003 and by means of currently effective Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933 on Form S-4MEF on December 17, 2003 (Registration No. 333-111286) and on December 23, 2003 (Registration No. 333-111539). The total number of shares of United Class A common stock to be issued pursuant to the exchange offer and merger is expected to be 172,274,530.

INCORPORATION BY REFERENCE

        United hereby incorporates by reference the contents of its Registration Statement on Form S-4, as amended (Registration No. 333-109496) and its Registration Statements on Form S-4MEF (Registration Nos. 333-111286, 333-111539), including each of the documents filed with and incorporated by reference or deemed to be incorporated by reference therein and all exhibits and schedules thereto.

I-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 21, 2004.

UNITEDGLOBALCOM, INC.
January 21, 2004	By:	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

January 21, 2004	* Gene W. Schneider, Chairman and Director
January 21, 2004	* Robert R. Bennett, Director
January 21, 2004	* John P. Cole, Jr., Director
January 21, 2004	/s/ VALERIE L. COVER Valerie L. Cover, Vice President and Controller
January 21, 2004	Paul A. Gould, Director
January 21, 2004	* John W. Dick, Director
January 21, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
January 21, 2004	* Gary S. Howard, Director
David B. Koff, Director
January 21, 2004	* John C. Malone, Director

January 21, 2004	* Mark L. Schneider, Director
January 21, 2004	* Frederick G. Westerman III, Chief Financial Officer
*By:	/s/ MICHAEL T. FRIES Michael T. Fries, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the securities being sold.
8.1	Opinion of Holme Roberts & Owen LLP as to tax matters.*
23.1	Independent Auditors' Consent — KPMG LLP (UnitedGlobalCom, Inc.)
23.2	Independent Auditors' Consent — KPMG Accountants N.V. (United Pan-Europe Communications N.V.)
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1 and Exhibit 8.1.
24.1	Power of Attorney.*

*
Previously filed in connection with Amendment No. 1 to United's Registration Statement on Form S-4 dated November 26, 2003 (File No. 333-109496).

(1)
Incorporated by reference from United's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from United's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

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EXPLANATORY NOTE
INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX